UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant           ☒
 Filed by a Party other than the Registrant           ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

ZEBRA TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
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	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2006

To the Stockholders of
Zebra Technologies Corporation:

          The Annual Meeting of Stockholders of Zebra Technologies Corporation (the “Company”) will be held at 10:30 a.m., Central Time, on Tuesday, May 9, 2006, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, for the following purposes:

(1)	To elect two directors;

(2)	To approve the 2006 Zebra Technologies Corporation Incentive Compensation Plan; and

(3)	To ratify the selection by the Audit Committee of Ernst & Young LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2006; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on March 14, 2006, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Noel Elfant
Secretary

Vernon Hills, Illinois
April 10, 2006

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE OR VOTE OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois 60061
(847) 634-6700

PROXY STATEMENT

          The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation (“Zebra” or the “Company”), for use at the Annual Meeting of Stockholders, and any adjournments thereof. The Annual Meeting will be held at 10:30 a.m., Central Time, on May 9, 2006, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois.  The Company is releasing this Proxy Statement and the accompanying form of proxy to stockholders on or about April 10, 2006.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

          Voting Securities — The Board of Directors fixed the close of business on March 14, 2006, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.  As of the March 14, 2006 Record Date, the Company had outstanding 70,648,772 shares of Class A Common Stock, par value $.01 per share.  Holders of Class A Common Stock are entitled to one vote per share.

          Proxies — The Board of Directors of the Company selected Edward L. Kaplan, Gerhard Cless, and Noel Elfant to serve as proxies for the Annual Meeting.  Messrs. Kaplan and Cless are directors and executive officers of the Company.  Mr. Elfant is Vice President, General Counsel and Secretary of the Company.  Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided.  Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.  Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.  The Internet and telephone voting facilities for stockholders of record will close at 11:59 PM, Eastern Time, on May 8, 2006.  The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded.  Each executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.  Each stockholder giving a proxy (by executing the proxy card, over the Internet or by telephone) has the power to revoke it at any time before the shares it represents are voted.  Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a proxy bearing a later date (which can be done by mail, over the Internet or by telephone).  Additionally, a stockholder may change or revoke a previous proxy by voting in person at the Annual Meeting.

          Required Vote — At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors; and (2) the affirmative vote of holders of a majority of the votes cast affirmatively or negatively, in person or by proxy, is required to approve Proposals 2 and 3.  Stockholders are not allowed to cumulate their votes in the election of directors.

          The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date.  Abstentions and broker non-votes will be included in determining the presence of a quorum.  Neither abstentions nor broker non-votes will have any effect on the voting to elect directors, approve the 2006 Zebra Technologies Corporation Incentive Compensation Plan, or ratify the appointment of Ernst & Young LLP.

PROPOSAL 1
ELECTION OF DIRECTORS

          The Board of Directors presently consists of six directors, four of which are independent under The NASDAQ Stock Market listing requirements and two of which are executive officers of the Company.  Each nominee for election as director currently serves as a director of the Company.

          If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees that the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board.  The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

          Nominees for Election as Directors - The Company has a Board of Directors that is divided into three separate classes, with one class being elected each year to serve a staggered three-year term.  The terms of the Class I Directors expire at this Annual Meeting, and two directors will be elected at the Annual Meeting to serve as Class I Directors for a three-year term expiring at the Annual Meeting in 2009 or until their successors are duly elected and qualified.  The Board of Directors has proposed the following nominees for election at the Annual Meeting: Ross W. Manire and Dr. Robert J. Potter.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ROSS W. MANIRE AND DR. ROBERT J. POTTER TO SERVE AS DIRECTORS OF THE COMPANY.

          The following table sets forth information regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

Name	Age	Position with Company	Director Since	Term to Expire

Nominees for Directors
Class I Directors
Ross W. Manire	54	Director	2003	2009*
Dr. Robert J. Potter	73	Director	2003	2009*
*Current term expires at this Annual Meeting.

Continuing Directors
Class III Directors
Edward L. Kaplan	63	Chairman and Chief Executive Officer	1969	2008
Christopher G. Knowles	63	Director	1991	2008
Class II Directors
Gerhard Cless	66	Executive Vice President, Director	1969	2007
Michael A. Smith	51	Director	1991	2007

Nominees for Directors

          Ross W. Manire has been a director of Zebra since July 2003.  He is Chairman and Chief Executive Officer of Clearlinx Network Corporation, a wireless networking company, a position held since September 2002.  Previously, Mr. Manire was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from September 2000 to August 2002.  He was President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics in September 2000.  Prior to joining Chatham, he was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions.  He served in various executive positions with U.S. Robotics, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its merger with 3Com.  Mr. Manire was also a partner at Ernst & Young.  He holds a BA degree from Davidson College and an MBA from the University of Chicago.  He is a member of the Board of Directors of Eagle Test Systems, Inc. (a manufacturer of high-performance automated test equipment) and the Board of Trustees of Davidson College.  Mr. Manire is a member of the Audit Committee.

          Dr. Robert J. Potter has been a director of Zebra since July 2003.  Since 1990, he has been President and Chief Executive Officer of R. J. Potter Company, a Dallas area firm providing business and technical consulting.  From 1987 to 1990, Dr. Potter was President and CEO of Datapoint Corporation, a leader in network-based data processing.  Prior to Datapoint, Dr. Potter was Group Vice President of Nortel Networks, Senior Vice President of International Harvester, President of the Office Systems Division of Xerox and Research Manager of International Business Machines Corporation.  He graduated Phi Beta Kappa from Lafayette College and holds a Ph.D. in optics from the University of Rochester, specializing in fiber optics.  He is a fellow of the Optical Society of America and has written more than 50 articles for various scientific, technical and business publications, including the first description of optical character recognition in an encyclopedia.  He is a member of the Board of Directors of Molex, Incorporated (a designer and manufacturer of electrical connectors, terminals and related items), and of Cree, Inc. (a developer and manufacturer of semiconductor materials and devices).  Dr. Potter is on the Board of Trustees of the Illinois Institute of Technology.  He is Chair of the Compensation Committee.

          Continuing Directors
          Gerhard Cless is Executive Vice President, and has been in this position since 1998.  Mr. Cless is a co-founder of Zebra and has served as a director since 1969.  He served as Secretary of Zebra from its formation until February 2005, and as Executive Vice President for Engineering and Technology of Zebra from 1995 to 1998, after having served as Senior Vice President of Engineering since 1969.  Mr. Cless served as Treasurer of Zebra until 1991.  Since 1969, he has been active with Zebra where he has directed the development of numerous label printers and maintained worldwide technology/vendor relationships.  Prior to founding Zebra, Mr. Cless was a research and development engineer at Teletype Corporation’s printer division.  Mr. Cless received an MSME degree from Esslingen, Germany and has done graduate work at the Illinois Institute of Technology.  The Cless Technology Center, Zebra’s 57,000 square foot product development and research facility, is named in honor of Mr. Cless.

          Edward L. Kaplan is Chief Executive Officer and Chairman, as well as a co-founder, of Zebra and has served as a director since 1969.  He served as President of Zebra from its formation until February 1995, from April 1997 to April 1998 (on an interim basis) and again from September 2001 to February 2002.  Mr. Kaplan also served as Chief Financial Officer of Zebra from its formation until 1991.  Mr. Kaplan began his career as a project engineer for Seeburg Corporation, later joining Teletype Corporation as a mechanical engineer performing research and development in the Printer Division.  In 1969, he and Gerhard Cless founded Zebra, then known as Data Specialties, Inc.  Mr. Kaplan received a BS in Mechanical Engineering from the Illinois Institute of Technology (graduating Tau Beta Pi), an MBA from the University of Chicago and is an NDEA Fellow of Northwestern University.  He is on the Board of Trustees of the Illinois Institute of Technology and serves on the Advisory Council of the Graduate School of Business at the University of Chicago.

          Christopher G. Knowles has served as a director of Zebra since 1991.  Mr. Knowles served as Chief Executive Officer of Insurance Auto Auctions, Inc. from 1998 to 2000, and President and Chief Operating Officer from 1994 until 1996.  In 1994 Insurance Auto Auctions, Inc. acquired Underwriters Salvage Company, a company Mr. Knowles joined in 1980 as its Chairman of the Board and Chief Executive Officer.  In 1976, he became a Vice President of Allied Van Lines and later became Division Vice President in charge of Allied’s Household Goods Division, the largest division of that company.  Mr. Knowles received his BA degree from Indiana University.  He is Chair of the Nominating Committee and a member of the Audit and Compensation Committees.

          Michael A. Smith has served as a director of Zebra since 1991.  He is Chairman, Chief Executive Officer and founder of FireVision LLC, a private investment company, which was formed in December 1999.  From 1998 to 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC.  Previously he was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens; co-founder and head of the investment banking group, BA Partners, and its predecessor entity, Continental Partners Group, Managing Director, Corporate Finance Department, Bear, Stearns & Co., and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank.  Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin and received an MBA from the University of Chicago.  Mr. Smith is the Chair of the Audit Committee and a member of the Nominating Committee.

          Board Meetings in 2005 — The Board of Directors met seven times during 2005.  Each director attended 75% or more of the total number of meetings of the Board of Directors and the Board committees on which he served.

As a general matter, Board members are expected to attend the Company’s annual meetings.  All of the directors attended last year’s annual meeting.

          Corporate Governance — The Board of Directors (the “Board”) has three committees composed entirely of independent directors, namely, the Nominating, Compensation and Audit Committees.  Charters for these Committees and the Board’s Corporate Governance Guidelines are available on the investor page of Zebra’s Web site at www.zebra.com.  The Corporate Governance Guidelines address the Board’s composition, qualifications and functions, director education, minimum required stock ownership by directors, and management succession.  Please note that the information on the Zebra Web site is not incorporated by reference in this Proxy.

          Nominating Committee. The Nominating Committee is comprised of two independent directors: Messrs. Knowles, Chair, and Smith.  In accordance with the listing requirements of The NASDAQ Stock Market, the Nominating Committee determines nominees for election to the Board of Directors.  This Committee met one time in 2005.

          The Nominating Committee believes that candidates for Board membership must exhibit certain minimum characteristics: good business judgment and an even temperament, high ethical standards, and a healthy view of the relative responsibilities of a board member and management.  Board members shall be independent thinkers, articulate and intelligent.  The Nominating Committee’s Charter sets forth additional criteria that the Committee considers important, including experience as a board member of another publicly traded company, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience as the Committee shall determine shall qualify an individual for Board service.

          In selecting candidates and approving nominees for open Board positions, the Nominating Committee will make every effort to ensure that the Board and its committees include at least the minimum number of independent directors, as that term is defined and as may be required by the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”) and applicable standards promulgated by The NASDAQ Stock Market and the Securities and Exchange Commission (“SEC”) , and any other applicable requirements.

          In addition, the Nominating Committee shall make every effort to ensure that at least one director be a financial expert, as that term is defined by Sarbanes-Oxley and applicable standards promulgated by The NASDAQ Stock Market and the SEC.

          The Company’s policy is not to discriminate on the basis of race, gender or ethnicity.  The Nominating Committee is supportive of any qualified candidate who would also provide the Board with more diversity.

          The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations.  The Nominating Committee does not evaluate candidates differently based on who has made the proposal.  Stockholders who wish to suggest qualified candidates should write to Christopher Knowles, Chair of the Nominating Committee, at Zebra’s headquarters’ address.  These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to become a member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company.  A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, subject to the candidate’s due diligence of Zebra, should accompany any such recommendation.  Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company’s By-Laws regarding stockholder proposals and nominations.

          The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  There were no vacancies on the Board during 2005, and the Nominating Committee did not pay a fee or engage the services of a third party in connection with the identification or evaluation of candidates for Board membership.

          Compensation Committee. The Compensation Committee is comprised of two independent directors: Dr. Potter, Chair, and Mr. Knowles.  The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers of the Company.  The Compensation Committee also administers the 1997 Stock Option Plan and determines the timing, terms and prices of options granted pursuant to the 1997 Stock Option Plan.  This Committee met three times in 2005.

          Audit Committee. The Audit Committee is comprised of Messrs. Smith, Chair, Knowles, and Manire.  These three directors are independent in accordance with the listing requirements of The NASDAQ Stock Market.  This Committee met seven times during 2005.  The Board determined that Mr. Manire is an audit committee financial expert.

          Contacting the Board of Directors — Any stockholder who would like to contact members of the Board of Directors may do so by writing to the Office of the Secretary, Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.  Communications received in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

          Compensation of Directors — For 2005, the Company paid each of its outside directors an annual retainer, which was paid on a quarterly basis.  The retainer was $6,250 per quarter.  The Company also paid the following fees: $1,500 for each Board meeting; $1,000 for each meeting of the Audit Committee, the Compensation Committee or the Nominating Committee that occurred on the day of a Board meeting; and, $1,500 for each meeting of the Audit Committee, the Compensation Committee or the Nominating Committee that did not occur on the day of a Board meeting.  The Chairs of the Audit Committee and Compensation Committee each received an additional $500 per meeting.  Except where indicated, the fees described above were paid for meetings attended in person or by telephone.  The directors were also reimbursed for out-of-pocket expenses for attending Board and Committee meetings.

          During 2005, the Company’s outside directors received aggregate compensation as follows: Christopher Knowles, $53,000; Ross Manire, $45,500; Robert Potter, $40,000; and Michael Smith, $50,500.  Employees of the Company are not separately compensated for their service as directors.

          In connection with joining the Company’s Board of Directors in July 2003, Mr. Manire and Dr. Potter were each granted 32,034 non-qualified stock options under the Company’s 2002 Non-Employee Director Stock Option Plan (the “2002 Director Plan”).  Of these options, 5,034 vested as of July 17, 2003, 9,000 vested in February of each of 2004, 2005 and 2006.  In 2002, each of the Company’s then serving independent directors (which were Messrs. Knowles and Smith) were granted 45,000 non-qualified stock options under the 2002 Non-Employee Director Stock Option Plan.  These options vested in five annual increments of 9,000 beginning in February 2002 and fully vesting in February 2006.  These options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

          On February 8, 2006, all of the Company’s non-employee directors, Messrs. Knowles, Manire, Potter and Smith, were each granted 20,000 non-qualified stock options under the 2002 Director Plan.  Of these options, 4,000 will vest in February of each of 2007, 2008, 2009, 2010 and 2011.  These options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

EXECUTIVE OFFICERS

          Set forth below is a table identifying the executive officers of the Company other than Messrs. Cless and Kaplan.  Information for Messrs. Cless and Kaplan is included in the section “Election of Directors.”

Name	Age	Position

Veraje Anjargolian	61	Vice President and General Manager, Card Printer Solutions
Noel Elfant	45	Vice President, General Counsel and Secretary
Hugh K. Gagnier	50	Senior Vice President, Operations, Specialty Printing Solutions
Philip Gerskovich	49	Senior Vice President, Corporate Development
Todd R. Naughton	43	Vice President and Controller
Bruce R. Ralph	52	Vice President of Human Resources
Michael H. Terzich	44	Senior Vice President, Office of the CEO
Charles R. Whitchurch	59	Chief Financial Officer and Treasurer

          Veraje Anjargolian became Vice President and General Manager of the Company’s Card Printer Solutions business unit in 2000.  He joined Zebra in 1998, with the merger of Zebra and Eltron International, Inc., and served as Vice President of Card Printer Operations until appointment to his current position.  Dr. Anjargolian joined Eltron in 1996 as general manager of the RJS division.  Prior to joining Eltron, Dr. Anjargolian was a founding partner of Sara Electronics Corp., which developed PC communications and storage products.  He was also associated with Rexon/WangDAT, Inc., where he managed the growth of new DAT tape drives and associated tape solution products, and with Wangtek, Inc., where he was responsible for the development and commercialization of several PC tape drives and associated controller cards.  Educated in the U.K., Dr. Anjargolian received a BS degree in engineering from the University of Wales, a Master’s of Science degree in control systems from the University of Manchester Institute of Science and Technology, and a Ph.D. in electrical engineering from the University of London.  He also completed coursework for an MBA at the London Polytechnic School of Management.

          Noel Elfant is Vice President, General Counsel and Secretary of Zebra and has been with the company since January 2003.  He also is Zebra’s Chief Compliance Officer.  From 2001 to 2003, he served as Associate General Counsel and Secretary of Philip Services Corporation, a company specializing in industrial engineering, environmental services and scrap metals.  Prior to that, from 1990 to 2001, Mr. Elfant served in the Legal Department of Fortune Brands, Inc., a diversified consumer products company, most recently as Assistant General Counsel.  Mr. Elfant began his career in the real estate and corporate and securities departments of the Chicago-based national law firm of McDermott, Will & Emery.  Mr. Elfant earned his JD degree in 1985 from Northwestern University School of Law and his BA degree in 1982 from the University of California, Los Angeles.

          Hugh K. Gagnier became Senior Vice President, Operations, of Zebra’s Specialty Printer Solutions business unit in 2003.  Mr. Gagnier joined Zebra as the Vice President and General Manager for its Camarillo operations upon the Company’s merger with Eltron International, Inc. in 1998.  At Eltron, he was President from 1995 until Zebra’s merger, and Executive Vice President and Chief Operating Officer from 1994 until he became President.  From 1991 to 1993, Mr. Gagnier was Group President of Wangtek and WangDAT, Inc., manufacturers of tape drives for automated data back up.  Prior to his position as Group President, Mr. Gagnier served as President of Wangtek in 1991, and as Vice President of Engineering from 1988 to 1991.  Prior to his tenure at Wangtek, Mr. Gagnier spent three and one-half years at Peripheral Technology Corporation, a disk drive manufacturer, in various engineering management positions.  Mr. Gagnier received a BS degree in Mechanical Engineering from the University of Southern California.

          Philip Gerskovich joined Zebra as Senior Vice President, Corporate Development, in March 2005.  Previously, Mr. Gerskovich was Corporate Vice President and General Manager of New Business, Commercial Printing Division for Eastman Kodak Company from 2004 until he joined Zebra.  From 1999 to 2003, he was Corporate Vice President and Chief Operating Officer, Digital and Applied Imaging, at Kodak.  His previous positions included Vice President of Internet Appliance Business Unit, Data General Corp. from 1995 to 1998, Director, Server Product Marketing, Dell Inc., from 1994 to 1995, and Program Director OEM and Technology Marketing, RS/6000 Division, International Business Machines Corporation, from 1992 to 1994.  Mr. Gerskovich received a BS degree in Computer Engineering from the University of Illinois.

          Todd R. Naughton has served as Vice President and Controller of Zebra since 2000.  Mr. Naughton was Corporate Controller for Zebra since joining the Company in 1999.  From 1998 to 1999, he was Vice President—Financial Shared Services for Moore North America.  Previously, Mr. Naughton was Vice President and Controller for UARCO Incorporated from 1996 to 1998.  His previous positions included Director of Treasury, Manager of Financial Planning and Assistant Controller for Handy Andy Home Improvement Centers, Inc. (1988 to 1996), Assistant Controller and Manager of Financial Reporting of Uptown Federal Savings, FSB (1986 to 1988) and Staff Auditor, Ernst & Whinney (1984 to 1986).  Mr. Naughton received a BS in accounting from the University of Illinois at Urbana-Champaign, and an MBA from the University of Chicago.  He is a certified public accountant.

          Bruce Ralph joined Zebra as Vice President of Human Resources in May 2005.  Previously, Mr. Ralph was Vice President of Human Resources for the Product Identification Group (Videojet Technologies Inc.) of Danaher Corporation from 1993 until he joined Zebra.  From 1991 to 1993, he was Vice President of Human Resources-Furniture Group for Kohler Company.  His previous positions included Subsidiary Vice President, Human Resources and various other positions of increasing responsibility for USG Corporation from 1977 to 1991.  Mr. Ralph received a Bachelor of Business Administration from the University of Wisconsin.

          Michael H. Terzich became Senior Vice President, Office of the CEO in 2003.  Mr. Terzich works with Zebra’s Chairman and CEO in the development and execution of Zebra’s Specialty Printing Solutions’ growth strategy and operating plans.  He also provides direct leadership to the business unit’s executive staff on a variety of key corporate initiatives.  Since joining Zebra in 1992, Mr. Terzich has held a variety of progressive roles including Vice President and General Manager Center of Excellence, Vice President of Sales for North America, Latin America, and Asia Pacific, Vice President of Strategic Project Management, Director, Integration Project Management, Director of Printer Products, and Director of Customer and Technical Services.  Prior to Zebra, he was the Director of Operations for a five-plant industrial video production and duplication company.  Mr. Terzich earned his BS degree in marketing from the University of Illinois and an MBA from Loyola University of Chicago.

          Charles R. Whitchurch joined Zebra as Chief Financial Officer and Treasurer in 1991.  From 1981 until 1991, he served as Vice President, Finance, of Corcom, Inc., a technology company specializing in the control of radio frequency interference.  Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as Corporate Services Officer with the Harris Bank in Chicago.  Mr. Whitchurch earned a BA in Economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University in 1973.  Mr. Whitchurch also serves as a member of the board of directors of SPSS, Inc., a Chicago-based provider of predictive analytic and statistical tools software, where he is the designated financial expert and chairman of the audit committee.

          The Board of Directors elects officers to serve at the discretion of the Board.  There are no family relationships among any of the directors or officers of the Company.

          Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC and The NASDAQ Stock Market.  Based solely on a review of the forms it has received, the Company believes that except as follows, during the year ended December 31, 2005 all of its officers, directors and 10% beneficial owners made required Section 16(a) filings on a timely basis.  During 2005, Ross W. Manire, a director of the Company, failed to file one Form 4 on a timely basis.  Such Form 4 was dated August 31, 2005 and was filed on September 6, 2005 and included one transaction that was not reported on a timely basis.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

          The following table presents, as of March 14, 2006, certain information with respect to the beneficial ownership of the Company’s Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director of the Company, (3) each of the Named Officers (as defined below) and (4) all directors and executive officers of the Company as a group.

	Class A Common Stock

Name and Address	Number		% of Shares

Edward L. Kaplan	1,057,419	(2)	1.5
Carol K. Kaplan(1)	1,057,419	(3)	1.5
Gerhard Cless	2,164,521	(4)	3.1
Ruth I. Cless(1)	2,164,521	(5)	3.1
Christopher G. Knowles	31,500	(6)	*
Ross W. Manire	32,034	(7)	*
Robert J. Potter	33,159	(8)	*
Michael A. Smith	38,850	(9)	*
Hugh K. Gagnier	120,215	(10)	*
Charles R. Whitchurch	12,413(	11)	*
Philip Gerskovich	4,467	(12)	*
Michael H. Terzich	11,177	(13)	*
FMR Corporation	3,644,352	(14)	5.2
Goldman Sachs Asset Management, L.P.	4,947,721	(15)	7.0
Neuberger Berman Inc.	6,160,388	(16)	8.7
All Executive Officers and Directors as a group (14 persons)	3,528,136		5.0

* Less than one percent.

(1)	The address of this stockholder is c/o Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

(2)

Includes 32,880 shares of Class A Common Stock issuable within 60 days upon exercise of options, and 382,873 shares held of record or beneficially by Mr. Kaplan’s wife, Carol, which may be deemed to be beneficially owned by Mr. Kaplan.

(3)	Includes 641,666 shares held of record or beneficially by Mr. Kaplan, of which Mrs. Kaplan disclaims beneficial ownership.

(4)

Includes 10,000 shares held by a foundation of which each of Mr. Cless and Mrs. Cless are one of six directors, and 156,581 shares held of record or beneficially by Mr. Cless’ wife, Ruth, which may be deemed to be beneficially owned by Mr. Cless.

(5)

Represents 1,757,465 shares held by Grantor Retained Annuity Trusts of which Mr. Cless is the beneficiary and Mrs. Cless is the trustee; 10,000 shares held by a foundation of which each of Mr. Cless and Mrs. Cless are one of six directors; 180,331 shares held by an irrevocable trust of which Mrs. Cless is the trustee, and includes 60,144 shares held of record or beneficially by Mr. Cless, of which Mrs. Cless disclaims beneficial ownership.

(6)	Includes 27,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(7)	Includes 26,034 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(8)	Includes 27,534 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(9)	Includes 29,250 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(10)	Represents 118,654 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(11)	Includes 9,719 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(12)	Includes 4,467 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(13)	Includes 9,364 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(14)

As reported on a Schedule 13G filed by FMR Corporation on November 10, 2005.  According to such 13G, FMR has sole voting power with respect to 1,020,877 of these shares, and sole power to dispose or to direct the disposition of 3,644,352 of these shares.  The address of this stockholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)

As reported on a Schedule 13G filed by Goldman Sachs Asset Management, L.P. on February 6, 2006.  According to such 13G, Goldman Sachs has sole voting power with respect to 4,640,827 of these shares, and sole power to dispose or to direct the disposition of 4,947,721 of these shares.  The address of the stockholder is 32 Old Slip, New York, NY 10005.

(16)

As reported on Schedule 13G filed by Neuberger Berman, Inc., on December 31, 2005, for itself and Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds.  Neuberger Berman, Inc. owns 100% of each of Neuberger Berman, LLC and Neuberger Berman Management, Inc.  Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of the Neuberger Berman Genesis Fund Portfolio.  According to such 13G, each of Neuberger Berman Inc. and Neuberger Berman LLC had sole voting power with respect to 143,251 of these shares, shared voting power with respect to 4,977,894 shares, and shared power to dispose or to direct the disposition of 6,160,388 of these shares; Neuberger Management, Inc. had shared voting power and shared disposition power with respect to 4,977,894 shares, and Neuberger Genesis Fund Portfolio, a series of Neuberger Berman Equity Funds had shared voting power and shared disposition power with respect to 4,939,677 shares.  The address of these stockholders is 605 Third Avenue, New York, New York 10158.

STOCK PERFORMANCE GRAPH

          The graph depicted below compares the cumulative annual change since December 31, 2000, of the total stockholder return on Zebra Technologies Corporation Class A Common Stock with the cumulative total return on the following published indices: (i) the Hemscott Industry Group 815 (Computer Peripherals) Index(1) and (ii) the NASDAQ Composite Market Index, during the same period.  This comparison assumes that $100 was invested in each of the Company’s Class A Common Stock, the stocks comprising the Hemscott Industry Group Index, and the stocks comprising the NASDAQ Composite Market Index, on December 31, 2000, and assumes that all dividends were reinvested at the end of the month in which they were paid.

Comparison of Five-Year Cumulative Total Return
of Zebra Technologies Corporation, the Hemscott Industry Group Index
and the NASDAQ Composite Market Index

	2000	2001	2002	2003	2004	2005

Zebra Technologies Corporation	$100.00	$136.06	$140.45	$243.90	$310.08	$236.09
Hemscott Industry Group Index	100.00	86.86	65.04	111.84	114.35	98.82
NASDAQ Composite Market Index	100.00	79.71	55.60	83.60	90.63	92.62

(1)

Hemscott, Inc. (formerly CoreData LLC and Media General Financial Services, respectively) publishes the Hemscott Industry Group 815 (Computer Peripherals) Index.  The index is comprised of the following companies: Alliance Distributors Holding Inc., Amedia Networks Inc., Astro-Med Inc., AU Optronics Corp. ADS, Avistar Communications Corp, Avocent Corp., Brockton Capital Corp., Communication Intelligence Corp., CopyTele Inc., Creative Technology Ltd., Dotronix Inc., Echelon Corp., Emulex Corp., Foundry Networks Inc., George Risk Industries Inc., Hauppage Digital Inc., iCAD Inc., Immersion Corp., InFocus Corp., Intelligent Systems Corp., Key Tronic Corp., Lexmark International Inc., Logitech International SA ADR, MB Software Corp., Media 100 Inc., Media Sciences International Inc., Megadata Corp., Metrologic Instruments Inc., Miad Systems Ltd., Mitek Systems Inc., Mobility Electronics Inc., MTS Medication Technologies Inc., Nice Systems Ltd.  ADR, O2Micro International Ltd., Photonics Corp., Planar Systems Inc., Printronix Inc., Publicard Inc., RadiSys Corp., Rimage Corp., Scan-Optics Inc., SCM Microsystems Inc., Secure Computing Corp., Sigma Designs Inc., Stratasys Inc., Symbol Technologies Inc., Top Image Systems Ltd., Transact Technologies Inc., Universal Display Corp., USA Technologies Inc., Wave Systems Corp. Cl. A, Wells-Gardner Electronics Corp., and Zebra Technologies Corporation.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

          The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 2005, and the two prior years for (1) the chief executive officer, and (2) the four other executive officers of the Company as of December 31, 2005, who earned the highest compensation (combined salary and bonus) in 2005 (collectively, the “Named Officers”).

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)

Edward L. Kaplan	2005	$700,000	$0	219,203	$30,267	(2)
Chairman and	2004	703,733	483,404	—	19,954
Chief Executive Officer	2003	625,199	296,848	—	17,975
Hugh K. Gagnier	2005	$300,297	$0	9,686	$15,959	(3)
Senior Vice President,	2004	292,308	162,289	10,500	13,925
Operations, Specialty	2003	275,000	160,900	29,250	10,929
Printing Solutions
Charles R. Whitchurch	2005	$267,977	$0	9,686	$12,825	(4)
Chief Financial Officer	2004	265,960	90,958	___	14,026
and Treasurer	2003	246,436	58,903	15,750	12,427
Philip Gerskovich(1)	2005	$266,712	$0	29,786	$37,703	(5)
Senior Vice President,	2004	—	—	—	—
Corporate Development	2003	—	—	—	—
Michael H. Terzich	2005	$238,404	$0	9,686	$14,202	(6)
Senior Vice President,	2004	238,039	99,119	10,500	13,663
Office of the CEO	2003	206,404	69,145	22,500	11,003

(1)	Mr. Gerskovich joined the Company on March 10, 2005.

(2)	Consisting of matching 401(k) contributions of $6,300, profit sharing plan payments of $4,976, and life insurance of $18,991.

(3)	Consisting of matching 401(k) contributions of $6,098, profit sharing plan payments of $4,976, and life insurance of $4,885.

(4)	Consisting of matching 401(k) contributions of $6,300, profit sharing plan payments of $4,976, disability insurance of $1,007, and life insurance of $542.

(5)	Consisting of life insurance of $153 and relocation assistance of $37,550.

(6)	Consisting of matching 401(k) contributions of $6,300, profit sharing plan payments of $4,976, and life insurance of $2,926.

Options Granted in Last Fiscal Year

	Individual Grants					Potential Realizable

	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)

Name						5% ($)	10% ($)

Edward L. Kaplan	219,203	(1)	68.2	45.62	3/23/15	6,288,972	15,937,490
Hugh K. Gagnier	9,686	(1)	3.0	51.62	2/7/15	314,442	796,857
Charles R. Whitchurch	9,686	(1)	3.0	51.62	2/7/15	314,442	796,857
Philip Gerskovich	29,786	(1)	9.3	50.36	3/10/15	943,356	2,390,650
Michael H. Terzich	9,686	(1)	3.0	51.62	2/7/15	314,442	796,857

(1)

Non-qualified options granted under the Company’s 1997 Stock Option Plan at an exercise price equal to the closing market price on the date of grant.  Such options are exercisable as follows: 15% on the first anniversary date in 2006, 17.5% on the second anniversary date in 2007, 20% on the third anniversary date in 2008, 22.5% on the fourth anniversary date in 2009, and 25% on the fifth anniversary date in 2010, and vesting accelerates upon a change in control in accordance with the terms of the 1997 Option Plan.

(2)

The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Class A Common Stock of the Company nor the actual value that the Named Officers will realize.  Named Officers will realize the indicated values only if the price of the Company’s Class A Common Stock appreciates by the hypothetical annual percentage increases indicated.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)

Edward L. Kaplan	—	—	0/219,203	0/0
Hugh K. Gagnier	21,375	640,832	94,045/67,891	1,718,447/984,780
Charles R. Whitchurch	30,885	896,019	28,147/49,854	579,156/824,196
Philip Gerskovich	—	—	0/29,786	0/0
Michael H. Terzich	22,612	607,620	1,575/59,674	0/832,576

(1)	The value per option is calculated by subtracting the exercise price from $42.85, which was the closing price of the Company’s Common Stock on December 31, 2005.

          Employment Arrangements

          On January 27, 1997, the Company agreed to provide Mr. Whitchurch a one-year continuation of his base salary at the time of termination if he is terminated within six months after a change in control of the Company or a change of CEO.  Such agreement also provides that, at such time, all of Mr. Whitchurch’s options would vest and he would have six months to exercise such options.

          In connection with Zebra’s merger with Mr. Gagnier’s predecessor employer, Eltron International, Inc., the Company entered into an Employment Agreement with Mr. Gagnier on July 9, 1998.  Unless terminated, this Employment Agreement automatically renews on December 31st of each year for a one-year period.  After giving effect to the most recent base salary increase which was effective April 4, 2005, Mr. Gagnier is entitled to a minimum base salary of $303,255 per year.  If his employment is terminated without cause, he would be entitled to a one-year continuation of his base salary at the time of termination.  During such period, he would also be entitled to certain medical and life insurance benefits.  In the event of a change in control of Zebra, Mr. Gagnier may terminate his Employment Agreement within one year after such event and receive a lump sum severance payment equal to one year of his base salary at the time of termination.

          In connection with the commencement of Mr. Gerskovich’s employment by the Company, he entered into an Executive Employment Agreement effective March 10, 2005.  Mr. Gerskovich is entitled to a base salary of $335,000 per year, which may be increased or decreased from time to time by the Chief Executive Officer.  Under his agreement, upon his employment, Mr. Gerskovich received stock options to purchase 29,786 shares of the Company’s common stock.  In addition, since Mr. Gerskovich reached the performance goals set by the Company for his first year of employment in accordance with his agreement, the Company granted him stock options for common stock with a value equal to $1,000,000 based upon a valuation at the end of his first year of employment.  The terms of the options granted to Mr. Gerskovich are stated in the Company’s 1997 Stock Option Plan.  The Agreement also provides for relocation assistance.  In the event that the Company terminates Mr. Gerskovich’s employment without Cause or he terminates his employment for Good Reason, as such terms are defined in the Agreement, he shall be entitled to a twelve-month continuation of his base salary at the time of termination, reduced by any amount payable to him under any severance plan or arrangement maintained by the Company.

EQUITY COMPENSATION PLAN INFORMATION

          The following table provides information related to the Company’s equity compensation plans as of December 31, 2005.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	2,553,759(1)	$ 31.04	2,606,537(2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	2,553,759	$ 31.04	2,606,537

(1)	Includes shares issuable pursuant to outstanding options under the Company’s 1997 Stock Option Plan, 1997 Non-Employee Director Stock Option Plan, and 2002 Non-Employee Director Stock Option Plan.

(2)

Includes total number of authorized, but unissued, shares of the Company’s Class A Common Stock that are available for issuance under the Company’s 1997 Stock Option Plan, 2002 Non-Employee Director Stock Option Plan, and the 2001 Stock Purchase Plan.

PROPOSAL 2
APPROVAL OF THE
2006 ZEBRA TECHNOLOGIES CORPORATION INCENTIVE COMPENSATION PLAN

          Stockholders are being asked to approve the adoption of the 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “Plan”).  If approved by the stockholders, the Plan would replace the Zebra Technologies Corporation 1997 Stock Option Plan and the 2002 Non-Employee Director Stock Option Plan (collectively, the “Prior Plans”), except that the Prior Plans will remain in effect with respect to stock options granted under the Prior Plans until such options have been exercised, forfeited, canceled, expired or otherwise terminated in accordance ]with the terms of such grants.  As of March 14, 2006 there were 2, 181,476 shares remaining available for grant under the Prior Plans, and options outstanding to purchase a total of 2,351,431 shares.  The Board believes the Plan is in the best interests of the Company because it links long-term incentive compensation to Zebra’s financial performance and will enable the Company to attract and retain key personnel.  The Board adopted the Plan on February 8, 2006, to be effective as of May 9, 2006, subject to stockholder approval.  Awards may be granted prior to stockholder approval, but no award may be exercised or settled until the Plan is approved by the stockholders.

          Below is a summary of the material features of the Plan.  The summary is not necessarily complete, and the Company refers you to the full text of the Plan, which is included as Appendix A to this Proxy Statement.  A vote in favor of adopting the Plan will constitute approval of all of the terms of the Plan.

Purpose of the Plan
          The purpose of the Plan is to enhance stockholder value by providing bonuses based on attainment of established performance criteria, by linking long-term incentive compensation to the financial performance of the Company and further aligning participants’ financial rewards with the financial rewards realized by the Company and its stockholders.  Awards under the Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”).  However, in the event that the Compensation Committee of the Board (the “Committee”) determines that it is advisable to grant awards that will not qualify for the performance-based exception under Section 162(m) of the Code, the Committee may make such grants which use performance measures other than those specified below.

Administration of the Plan
          The Plan is administered by the Committee, the members of which are appointed by the Board.  The Committee has the power in its discretion to grant awards under the Plan, to determine the terms of such awards, to interpret the provisions of the Plan and to take action as it deems necessary or advisable for the administration of the Plan.

Number of Authorized Shares
          The total number of shares authorized and available for issuance under the Plan is 5,500,000.  The maximum number of shares under the Plan that may be granted in any one fiscal year to a participant may not exceed 500,000 shares.  Shares issued under the Plan may be currently authorized, but unissued shares or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          The Committee in its discretion may adjust the number, class of shares and size of grants which may be issued under the Plan and to prevent dilution or enlargement of rights in the event of certain changes in the capitalization of the Company.  Shares attributable to:

•	unexercised options that expire or are terminated, surrendered or canceled (other than in connection with the exercise of stock appreciation rights);

•	shares of the Company subject to certain restrictions that are forfeited to the Company;

•	units representing shares (performance shares) and units that do not represent shares but that may be paid in common stock (performance units) that are not earned and paid;

•	awards settled in cash in lieu of shares; and

•	payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of such obligation;

may be available for subsequent awards under the Plan at the Committee’s discretion.

Maximum Cash Payout

          The maximum aggregate cash payable in any fiscal year with respect to awards granted to any one participant shall be $8,000,000.

Eligibility and Participation
          Eligibility to participate in the Plan is limited to employees (including officers), directors and consultants of the Company and its subsidiaries, as determined by the Committee, including employees who reside in countries other than the United States of America.  Participation in the Plan is at the discretion of the Committee.  While all of the Company’s employees, consultants and non-employee directors are technically eligible under the terms of the Plan to receive awards, it is presently contemplated that grants under the Plan will be made primarily to senior and middle managers, including the Named Officers, which group currently totals approximately 335 employees, as well as non-employee directors of the Company.  In 2005, 122 employees were granted options under the Company’s 1997 Stock Option Plan.

Types of Awards under the Plan
          The Plan authorizes the Committee to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Committee may determine to be necessary or desirable:

•	incentive stock options (“ISOs”);

•	nonqualified stock options (“NSOs”);

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	performance shares;

•	performance units; and

•	performance awards.

          As of the date of this Proxy Statement, no participant has been granted any awards under the Plan.  The benefits to be received by the participants pursuant to the Plan are not determinable at this time.  While the number of options granted during any year varies, during 2004, 2005 and 2006, the Company has granted options for between 333,000 and 565,207 shares of the Company’s Class A Common Stock under the Prior Plans.  During those years, approximately 34% of the grants were issued to the Company’s executive officers.  Also, by way of background, see “Executive Compensation and Certain Transactions” above for information regarding recent option grants and cash bonuses to the Named Officers.

Grant of Options and SARs
          Stock options entitle the option holder to purchase shares at a price established by the Committee.  Options may be either ISOs or NSOs, provided that only employees may be granted ISOs.  SARs entitle the SAR holder to receive cash or a number of shares equal to the fair market value of shares on the date of exercise over the exercise price.  SARs may be awarded either in tandem with options (tandem SARs) or on a stand-alone basis (nontandem SARs).  The Committee may award tandem SARs either at the time the related option is granted or thereafter at any time prior to the exercise, termination or expiration of the related option.

Exercise Price
          The Committee will determine the exercise price of an option and an SAR at the date of grant, which price may be equal to or greater than the fair market value of the underlying shares on the date of grant.  The exercise price for options and SARs will not be less than the fair market value of the underlying shares on the date of grant.  The exercise price of an option will also apply to the exercise of any tandem SAR granted in connection with such option.  At the date of grant of a nontandem SAR, the Committee will specify the base price of the shares to be issued for determining the amount of cash or number of shares to be distributed upon the exercise of such nontandem SAR.  The closing price of the Company’s common stock on March 14, 2006 was $44.55.

Vesting
          The Committee may determine at the date of grant and any time thereafter the terms under which options and SARs will vest and become exercisable.

Special Limitations on ISOs
          ISOs may only be granted to a participant who is an employee at the date of grant.  ISOs granted to an employee who owns, at the date of grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries (a “10% Stockholder”) must have an exercise price per share for the shares subject to such ISO of at least 110% of the fair market value per share on the date of grant and the ISO award cannot be exercisable more than five years after its date of grant.

          In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by a participant in a given calendar year will not exceed $100,000, valued as of the ISO’s grant date.  ISOs may not be granted more than ten years after the date that the Board adopted the Plan.

          If shares acquired upon exercise of an ISO are disposed of by a participant prior to the expiration of two years after the date of grant or one year after the date of exercise, or otherwise in a “disqualifying disposition” under the Code, the participant will have federal income tax consequences as described below.

Exercise of Options and SARs
          An option holder may exercise his or her option by giving written notice to the Company stating the number of shares for which the option is being exercised and tendering payment for such shares.  The Committee may, in its discretion, accept shares (valued at their fair market value on the date of exercise) that would be acquired upon exercise as payment.  Tandem SARs are exercisable only to the extent that the related option is exercisable and only for the period determined by the Committee (which period may expire prior to the expiration date of the related option).  Upon the exercise of all or a portion of a tandem SAR, the related option will be canceled for an equal number of shares.  Similarly, upon exercise of all or a portion of an option, the related tandem SAR will be canceled for an equal number of shares.  Nontandem SARs will be exercisable for the period determined by the Committee.

Surrender or Exchange of SARs
          Once a participant surrenders a tandem SAR and the related unexercised option is cancelled, the participant will be entitled to receive shares having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date the tandem SAR is exercised over (ii) the exercise price per share specified in such option, multiplied by the number of shares subject to the option, or portion thereof, which is surrendered.

          Upon surrender of a nontandem SAR, a participant will be entitled to receive shares having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date on which the nontandem SAR is exercised over (ii) the base price of the shares covered by the nontandem SAR, multiplied by the number of shares covered by the nontandem SAR, or the portion thereof being exercised.

Nontransferability of Options and SARs
          Options and SARs may not be transferred except by will or applicable laws of descent and distribution, unless otherwise allowed under the Plan or by the Committee.

Expiration of Options
          Options granted under the Plan will expire at such times as the Committee determines; provided, however, that no option may be exercised more than ten years after the date of grant, and if the option is an ISO and is held by a 10% stockholder, such ISO may not be exercised more than five years after the date of grant.

Termination of Options and SARs
          Except as otherwise provided in an award agreement:

•

Upon the retirement, death or disability of a participant while employed by the Company or its subsidiaries, options and SARs, to the extent then exercisable, will remain exercisable for 12 months following such participant’s retirement, death, or disability.  In the case of the participant’s death, the participant’s beneficiary or estate may exercise any such options.

•

In the event that a participant’s employment, service as a director or consulting arrangement with the Company and/or any subsidiary terminates for cause, all options granted to such participant will expire immediately and all rights to purchase shares (vested or unvested) under the options will cease upon such termination.

•

In any other event, all then vested and exercisable options will generally remain exercisable from the date of such termination until the earlier of (i) the remainder of the term of the option, or (ii) 90 days after the date of such termination.

Restricted Stock
          Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee.  The Committee may also impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including the satisfaction of performance objectives.

          Unless the Committee decides otherwise, the participant may vote restricted shares and receive dividends before such shares have vested.  Except as the Committee may at any time provide, upon termination of the participant’s employment with the Company, unvested restricted stock granted to such participant will be forfeited.

Performance Shares and Performance Units
          The Plan also allows the Committee to grant performance shares, each equal to one share of common stock, and performance units, which have a specified value or formula-based value at the end of a performance period.  Performance shares and performance units so awarded will be credited to an account established and maintained for the participant.  The Committee will determine performance periods and performance objectives in connection with each grant of performance shares or performance units.  Vesting of awards of performance shares and performance units will occur upon achievement of the applicable objectives within the applicable performance period.  The Committee may, in its discretion, permit vesting if performance objectives are partially met, or grant additional vested performance shares or performance units if performance objectives are surpassed.  A participant may pay for vested performance shares and performance units in cash, common stock or any combination of the two, as determined by the Committee.  No voting or dividend rights attach to the performance shares; however, the Committee may credit a participant’s performance share account with additional performance shares equivalent to the fair market value of any dividends on an equivalent number of shares of common stock.

Performance Awards
          Performance awards under the Plan are expressed in such amounts and on such terms as determined by the Committee and will be paid in cash or in stock as set forth in an award agreement.  The Committee will establish a formula for purposes of determining the amount of the award payable.  After the end of each performance period, the Committee will certify in writing the extent to which performance goals were achieved or exceeded.  The actual award for each participant will be determined by applying the formula to the actual performance achieved.

Establishment of Performance Goals
          At the beginning of each performance period, the Committee will establish performance goals applicable to performance shares, performance units and performance awards.  The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more criteria of the following criteria, as determined by the Committee in its sole discretion:

•	revenue;
•	primary or fully-diluted earnings per share;
•	earnings before interest, taxes, depreciation, and/or amortization;
•	pretax income;
•	cash flow from operations;
•	total cash flow;
•	return on equity;
•	return on capital;
•	return on assets;
•	net operating profits after taxes;
•	economic value added;
•	total stockholder return or return on sales;
•	any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company’s business; or
•	any combination of the above criteria.

          In addition, performance goals may be based on one or more business criteria, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies.  A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  As determined in the sole discretion of the Committee, the performance goals for any performance period may be measured on an absolute basis or in relation to a peer group or an index.  Awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee may determine.

Tax Withholding
          The Committee may require payment, or withhold payments made by the Plan, to satisfy applicable withholding tax requirements.

Change in Control
          Unless otherwise determined by the Committee and set forth in the applicable award agreement, in the event of certain transactions described in the Plan constituting a change in control or the sale of substantially all of the assets of the Company:

•	all options and SARs granted under the Plan will become immediately exercisable, and will remain exercisable throughout their entire term;

•	any period of restriction and other restrictions imposed on restricted stock will lapse; and

•

unless otherwise specified in a participant’s award agreement, the maximum payout opportunities attainable under all outstanding awards of performance shares, performance units and performance awards will be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change in control.  The vesting of all such awards will be accelerated as of the effective date of the change in control, and in full settlement of such awards, the maximum of payout opportunities associated with such outstanding awards will be paid in cash to participants within 30 days following the effective date of the change in control.

Termination and Amendment of the Plan

          The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant awards under the Plan without the consent of stockholders or participants; provided, however, that any amendment to the Plan will be submitted to the Company’s stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval.  Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant’s consent.

Term of Plan
          Unless earlier terminated by the Board, the Plan will terminate on May 9, 2016.  Such termination will not effect awards outstanding at the time of termination.

Federal Income Tax Consequences
          Stock options.  There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the Plan.  Upon exercise of an NSO, the option holder generally will recognize ordinary income in an amount equal to:  (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO.  Subject to Section 162(m) of the Code, and provided that the option holder includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a tax deduction in the same amount.  Upon the exercise of an ISO, an option holder generally recognizes no immediate ordinary taxable income.  Provided that certain holding periods are met, income recognition is deferred until the option holder sells the shares.  If the ISO is exercised no later than three months after the termination of the option holder’s employment, and the option holder does not dispose of the acquired shares within two years after the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as a long-term capital gain.  Certain of these employment requirements are liberalized in the event of an option holder’s death or disability while employed by the Company.

          Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO.  If, however, the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of:  (i) the fair market value of the shares on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income.  Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount.  The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.  Special rules, summarized below, may apply to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          Stock Appreciation Rights.  There will be no federal income tax consequences to either a participant or the Company upon the grant of a SAR.  However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise.  Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the participant’s income.  Special rules, summarized below, may apply to participants who are subject to Section 16 of the Exchange Act.

          Restricted Stock.  Except as otherwise provided below, there will be no federal income tax consequences to either a participant or the Company upon the grant of restricted shares until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted shares.  At that time, the participant generally will recognize taxable income equal to the then fair market value of the restricted shares.  Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a corresponding deduction.  However, the participant may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.  Special rules, summarized below, may apply to participants who are subject to Section 16 of the Exchange Act.

          Performance Shares and Units.  There will be no federal income tax consequences to a participant or the Company upon the grant of performance shares or performance units.  Participants generally will recognize taxable income at the time when payment for the performance shares or performance units is received in an amount equal to the aggregate amount of cash and the fair market value of shares of common stock acquired less any amount paid for such performance shares or performance units.  Subject to Section 162(m) of the Code, and provided that the participant includes such compensation in income and the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount includible in the participant’s income.  Special rules, summarized below, may apply to participants who are subject to Section 16 of the Exchange Act.

          Performance Awards.  There will be no federal income tax consequences to a participant or the Company upon the grant of performance awards.  Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m) of the Code, the Company generally will be entitled to a deduction equal to the amount includible in the participant’s income.  The Company will withhold any taxes required to be withheld in connection with an award, including any applicable state and local taxes.

          Section 16 of the Exchange Act.  Participants who are subject to Section 16 of the Exchange Act and receive shares under the Plan will not recognize ordinary income at that time unless:  (i) an election is made by the participant under Section 83(b) of the Code; or (ii) the sale of such shares by the participant at a profit is no longer subject to Section 16(b) of the Exchange Act (generally (1) in the case of options, six months following the date of grant of the option to which the shares relate, and (2) otherwise, six months after the receipt of shares).  The participant will instead recognize ordinary income equal to the fair market value of the shares received (less the price paid for such shares, if any) on the first day that such a sale is no longer subject to Section 16(b) of the Exchange Act and, subject to Section 162(m) of the Code, the Company or an affiliate generally will be entitled to a deduction of an equal amount for federal income tax purposes at that time provided that applicable tax withholding requirements are satisfied.  A participant subject to Section 16 of the Exchange Act may elect under Section 83(b) of the Code, within 30 days after the transfer of such shares to recognize income at the time of transfer equal to the difference between the price paid for such shares, if any, and the fair market value of such shares.  Such amount will be taxed as ordinary income to the participant and, subject to Section 162(m) of the Code and satisfaction of applicable withholding requirements, generally will be allowed as a deduction for federal income tax purposes to the Company.

          Golden Parachute Payments.  Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code.  Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any “excess parachute payments.”

          Section 162(m) of the Code.  Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year.  However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Performance awards granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions.  The Committee will, in general, seek to qualify compensation paid to the Company’s executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee’s judgment, it is in the Company’s best interest to do so.

          Section 409A of the Code.  Section 409A of the Code (“Section 409A”) provides that covered amounts deferred under a nonqualified deferred compensation plan are includible in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.  Based on guidance issued under Section 409A, awards of NSOs, SARs, performance shares, performance units or other deferred awards under the Plan, if any, could be affected.  In general, if such awards either (1) meet the requirements imposed by Section 409A, or (2) qualify for an exception from coverage of Section 409A, then the tax consequences described above will continue to apply.  If an award is subject to Section 409A and does not comply with the requirements of Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus l% on the tax that should have been paid on the amount of the original deferral and any related earnings, and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

          The Company intends to continue to review the terms of the Plan with respect to Section 409A and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2006 ZEBRA
TECHNOLOGIES CORPORATION INCENTIVE COMPENSATION PLAN

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          The Compensation Committee is comprised of two directors: Dr. Potter, Chair, and Mr. Knowles, each of whom is independent under current listing requirements of The NASDAQ Stock Market.  The Compensation Committee establishes compensation policies and programs for the Company’s executive officers.  It operates under a written charter adopted by the Board.

          Compensation Elements — For 2005, the primary components of the Company’s executive officer annual compensation program were base salaries and cash bonuses based on Company performance.  Stock options also form a part of the compensation package for executive officers other than  the Executive Vice President.  The Company provides a 401(k) plan and a non-qualified deferred compensation plan to eligible employees, including its executive officers.  Under the deferred compensation plan, eligible employees have an opportunity to defer, on a pre-tax basis, all or a portion of base salary, commissions and bonus earned each year.  Deferred amounts are credited to the participant’s account, which also is credited with earnings on those amounts realized from hypothetical investments selected by the participant.

          In establishing compensation, the Committee took into account that, as a general practice, the Company does not provide additional perquisites such as car allowances, club memberships and executive life insurance other than company-wide group policies.  Additionally, except for the company’s 401(k) plan, the deferred compensation plan and the stock option plan noted below, the Company does not provide other long-term compensation plans such as SERPs, pension plans or defined benefit plans.

          Base Salaries — The Committee determined compensation for the Company’s executive officers, other than that of Mr. Kaplan, the Chief Executive Officer, in consultation with Mr. Kaplan based on the relative performance and responsibilities of each executive officer as well as various technology industry salary surveys.  The Committee targeted salaries at levels competitive to those provided to executives with similar responsibilities in businesses viewed as comparable to the Company.

          The Committee determined Mr. Kaplan’s 2005 annual base salary based upon the Committee’s evaluation of Mr. Kaplan’s contributions to the Company and his importance to its continued growth.  In approving Mr. Kaplan’s 2005 annual base salary, the Committee also reviewed (i) survey data showing base salaries for chief executive officers in the technology sector in similarly sized companies, and those in similarly sized companies in the Chicago area, and (ii) the performance of the Company during 2004.  Mr. Kaplan was not present during any discussions involving his compensation.

          Bonuses — Executive bonuses for 2005 were designed to reward management for achieving or exceeding predetermined financial goals for the Company, and in certain situations, predetermined financial goals for a particular business unit.  No executive bonuses were paid for 2005 due to the performance goals not being attained.

          Mr. Kaplan and each of the Company’s other executive officers participated in the Company’s 2005 Management Bonus Plan (the “Bonus Plan”).  Each executive officer participated in one of three bonus programs.  The first program provided for bonuses based on 2005 Company financial performance criteria, specifically, operating profit growth.  The second program, for executive officers who have primary responsibilities within a particular business unit, provided for bonuses based on operating profit growth plus 2005 business unit financial performance criteria, specifically, business unit operating profit growth.  The third program, for other executive officers who have primary responsibilities within a particular business unit, provided for bonuses based on 2005 business unit financial performance criteria, business unit operating profit growth and business unit revenue growth.  Such bonuses were determined as a percentage of an executive officer’s actual base salary earnings during the calendar year.  Generally, a target bonus under the Bonus Plan is determined for each executive ranging from 30% to 80% of base salary, depending upon relative position within the Company.

          Stock Options — The Company awards stock options under its stockholder-approved 1997 Stock Option Plan to executive officers to provide competitive compensation packages.  The Company also believes it is important that all of its key executive officers have a meaningful equity stake in the Company so that they have an incentive to create stockholder value over a long-term investment horizon.  Accordingly, options usually vest over five years on the anniversary date of the grant.  The Committee approved the options granted to executive officers in 2005.

          In 2005, the Compensation Committee awarded Mr. Kaplan his first option grant since the Company went public in 1991.  Previously, the Company did not award Mr. Kaplan stock options because of his stock ownership position in the Company.  However, after a review of competitive compensation practices and in recognition of his leadership role in the Company, the Compensation Committee determined that a significant option grant for Mr. Kaplan was appropriate.

          Compliance With Section 162(m) — The Board of Directors generally intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).  Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by the Company’s stockholders.  However, if in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.

Compensation Committee

Robert J. Potter, Chair
Christopher G. Knowles

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

          Only independent directors served on the Compensation Committee during 2005.  Dr. Robert Potter is the Chair of the Compensation Committee and Christopher Knowles is a member.  No inside directors served on the Compensation Committee in 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In May 1989, the Company entered into a lease agreement for its Vernon Hills, Illinois facility and certain machinery, equipment, furniture and fixtures with Unique Building Corporation (“Unique”), a corporation owned by Messrs. Kaplan and Cless.  Since its commencement date, the lease has been amended to cover expansions of the facility.  The lease was amended several times to add real estate and numerous facility expansions.  The portion of the lease agreement under which the Company leased machinery, equipment, furniture, and fixtures expired in 2003.

          The lease is treated as an operating lease and has a term ending on June 30, 2014.  During 2005, base monthly rental payments were $194,702 and will continue to be payable at such rate through March 31, 2008.  They will increase to $199,486 from April 1, 2008 through June 30, 2009; and to $229,409 from July 1, 2009 through June 30, 2014.

          The lease agreement includes a modification to the base monthly rental, which goes into effect if the prescribed rent payment is less than the aggregate principal and interest payments required to be made by Unique under certain industrial revenue bonds.  The industrial revenue bonds are supported by a Letter of Credit issued by American National Bank.  The Company guaranteed $700,000 of Unique’s obligation to such bank under its agreement relating to the Letter of Credit.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The Audit Committee of Zebra’s Board of Directors is comprised of three directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market.  The Audit Committee operates under a written charter adopted by the Board of Directors.  The members of the Audit Committee are: Michael Smith, Chair, Christopher Knowles and Ross Manire.

          The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants.  It reviewed and discussed Zebra’s audited financial statements with management, and management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States and that such financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.  The Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61.  The Audit Committee received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent accountants the independent accountants’ independence.

          The Audit Committee recommended that the Board of Directors include the audited financial statements of the Company in Zebra’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC.  This recommendation was based on the Audit Committee’s discussion with management, internal auditors and Zebra’s independent accountants, as well as the Committee’s reliance on management’s representation described above.

Audit Committee

Michael Smith, Chair
Christopher Knowles
Ross Manire

          Fees of Independent Auditors

          KPMG LLP and Ernst & Young LLP, respectively, each acted as the principal auditor for the Company during the Company’s 2004 and 2005 fiscal years, respectively.  Each firm also provided certain audit-related, tax and permitted non-audit services.  The Audit Committee’s policy is to approve or pre-approve all audit, audit-related, tax and permitted non-audit services performed for the Company by its independent auditors in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the Securities and Exchange Commission’s rules adopted thereunder.  In 2005, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services.  No services were rendered by Ernst & Young LLP to the Company in 2005 pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

          The Company paid Ernst & Young LLP and KPMG LLP, respectively, the following fees for services provided for the years ended December 31, 2005 and 2004, respectively:

Fees	2005 (3)	2004 (4)

Audit Fees(1)	$722,512	$808,600
Audit-Related Fees	71,914	25,000
Tax Fees(2)	104,915	64,781
All Other Fees	—	—

	$899,341	$898,381

(1)

Consists of fees for the audit of the Company’s annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q.  For 2004 and 2005, also includes fees for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.

(2)	For tax advice, tax planning and tax compliance.

(3)	Fees and out-of-pocket expense reimbursement paid to Ernst & Young LLP for services provided for the year ended December 31, 2005.

(4)	Fees paid to KPMG LLP for services provided for the year ended December 31, 2004.

          Changes in the Company’s Independent Auditor

          On March 4, 2005, the Audit Committee of the Board of Directors of the Company dismissed KPMG LLP as the Company’s independent accountant.

          The report of KPMG LLP on the Company’s financial statements for the year ended December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

          In connection with its audit of the financial statements of the Company as of and for the year ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, the Company had no disagreement with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements for such years.

          The Company, by authorization of the Audit Committee of the Board of Directors, engaged Ernst & Young LLP on March 4, 2005, as the Company’s independent accountant.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF AUDITORS

          The Audit Committee appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company’s financial statements for the fiscal year ending December 31, 2006.

          The Board desires to give stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP.  If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors.

          The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting and be available to respond to questions.  These representatives will be given an opportunity to make a statement if they would like to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

OTHER MATTERS

          Solicitation — The cost of this proxy solicitation will be borne by the Company.  In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities.  The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense.  The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.  The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

          Proposals of Stockholders — Under SEC Rule 14a-8, stockholder proposals for the annual meeting of stockholders to be held in 2007 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the next annual meeting of stockholders, and is received by the Secretary of the Company at the Company’s executive offices, which are located at 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, no later than December 11, 2006, which is 120 days before the anniversary date of the release of this proxy statement to stockholders.  Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as the Company’s By-Laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8.  The Company’s By-Laws provide that stockholders desiring to bring business before the 2007Annual Meeting, including nomination of a person for election to the Company’s Board of Directors, must provide written notice to the Company’s Secretary at the Company’s executive offices no earlier than 75 days before, and no later than 45 days before, the one year anniversary of the mailing of this Proxy Statement.  The written notice must include the information required by Section 2.4 of the By-Laws.

          Other Business — The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company’s Notice of Annual Meeting of Stockholders enclosed herewith.  If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

          Annual Report to Stockholders — The Company’s Annual Report to Stockholders for the year ended December 31, 2005, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

          Annual Report on Form 10-K — The Company will furnish without charge to any stockholder as of the record date a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC.  Requests for such materials should be made in writing and directed to Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Charles R. Whitchurch.

By Order of the Board of Directors

Noel Elfant
Secretary

APPENDIX A

2006 Zebra Technologies Corporation

Incentive Compensation Plan

Section 1.
Establishment, Objectives and Duration

          1.1.     Establishment.  Subject to the approval of the stockholders of Zebra Technologies Corporation, a Delaware corporation (the “Company”), the Company has established the 2006 Zebra Technologies Corporation Incentive Compensation Plan (the “Plan”), as set forth herein, effective as of May 9, 2006.  The Plan supersedes and replaces the Zebra Technologies Corporation 1997 Stock Option Plan and the 2002 Non-Employee Director Stock Option Plan (the “Prior Plans”), except that the Prior Plans shall remain in effect with respect to stock options granted under such plans until such options have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

          1.2.     Purpose.  The purpose of the Plan is to enhance stockholder value by providing bonuses based upon attainment of established performance criteria, by linking long-term incentive compensation to the financial performance of the Company and further aligning participants’ financial rewards with the financial rewards realized by the Company and its shareholders.  The Plan is also a vehicle to attract and retain key personnel.  To accomplish the foregoing, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Performance Awards, Performance Shares or Performance Units.

          1.3.     Duration.  The Plan shall remain in effect, subject to the right of the Company’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 16, until all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions.  However, in no event may an Award (defined below in Section 2) be granted under the Plan on or after May 9, 2016.

          1.4.     Approval by Stockholders.  The Plan has been adopted by the Board of Directors subject to approval by the stockholders of the Company at the first annual meeting of stockholders held following the adoption by the Board, or any special meeting of the stockholders duly called.  Awards may be granted prior to stockholder approval, but no Award may be exercised or settled until the Plan is approved by the stockholders.  If the Plan is not so approved by December 31, 2006, the Plan, and all Awards granted under the Plan, shall be null and void.

Section 2.
Definitions

               Whenever used in the Plan, the following capitalized terms shall have the meanings set forth below:

          2.1.     “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Performance Shares or Performance Units.

          2.2.     “Award Agreement” means either: (a) a written agreement between the Company and each Participant that sets forth the terms and provisions applicable to an Award granted to the Participant under the Plan, and is a condition to the grant of an Award hereunder; or (b) a written or electronic statement issued by the Company describing the terms and conditions of an Award.

          2.3.     “Board” means the Board of Directors of the Company.

          2.4.     “Cause” has the meaning, if any, as set forth in the Award Agreement.

          2.5.     “Change in Control” means, unless the Committee provides otherwise in the Award Agreement, the occurrence of any of the following events:

          (a) Any “Person” (as such term is used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including a group as defined in Section 13(d)(3) of the Exchange Act, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person shall be deemed to have the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty five percent (35%) of the total voting power of the then outstanding voting equity securities of the

Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”); provided, however, that a Person shall not be deemed the “beneficial owner” of shares tendered pursuant to a tender or exchange offer made by that Person or any Affiliate of that Person until the tendered shares are accepted for purchase or exchange; provided, further, that a “Change in Control” shall not be deemed to occur as a result of (i) any acquisition of equity securities by the Company, (ii) any acquisition of equity securities directly from the Company (including through an underwriter or other financial intermediary), other than (x) an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself directly acquired from the Company, or (y) in connection with the acquisition by the Company or its affiliates of a business, or (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company;

             (b)  Within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election (“Incumbent Directors”), cease to constitute a majority of the Board;

             (c)  The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company other than to a corporation which would satisfy the requirements of sub-clauses (1), (2) and (3) of clause (d) of this definition of  “Change in Control,” assuming for this purpose that such liquidation or dissolution was a Business Combination;

             (d)  Consummation of a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (which shall include for these purposes, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Outstanding Company Voting Securities, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 35% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, thirty five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

             (e)  Any occurrence of any transaction or event, or series of transactions or events, designated by the Committee in the Award Agreement.

          2.6.     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

          2.7.     “Committee” means the Compensation Committee of the Board, appointed to administer the Plan, as provided in Section 3.

          2.8.     “Company” means Zebra Technologies Corporation, a Delaware corporation, and any successor to such entity as provided in Section 18.

          2.9.     “Director” means any individual who is a member of the Board.

          2.10.   “Disability” means, unless otherwise provided for in the Award Agreement or an employment, change of control or similar agreement in effect between the Participant and the Company or a Subsidiary, (i) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by the Company or Subsidiary in which the Employee participates, and (ii) in the case of a Director or consultant, the inability of the Director or consultant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee, based upon medical evidence.

          2.11.     “Effective Date” means May 9, 2006.

          2.12.     “Employee” means any employee of the Company or any Subsidiary.

          2.13.     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          2.14.     “Fair Market Value” means if the Shares are duly listed on a national securities exchange or on The NASDAQ Stock Market, the closing price of the Shares as of the applicable date, or, if there are no sales on such date, on the next preceding day on which there were sales, or if the Shares are not so listed, the fair market value of the Shares as of the applicable date, as determined by the Committee in good faith.  Such price shall be subject to adjustment as provided in Section 4.3.

          2.15.     “Good Reason” has the meaning, if any, as set forth in the Award Agreement.

          2.16.     “Incentive Stock Option” or “ISO” means the right to purchase Shares pursuant terms and conditions that provide that such right will be treated as an incentive stock option within the meaning of Code Section 422, as described in Section 6.

          2.17.     “Named Executive Officer” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor provision or statute.

          2.18.     “Nonqualified Stock Option” or “NQSO” means the right to purchase Shares pursuant to terms and conditions that provide that such right will not be treated as an Incentive Stock Option, as described in Section 6.

          2.19.     “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

          2.20.     “Option Price” means the per share purchase price of a Share purchased pursuant to an Option.

          2.21.     “Participant” means an Employee, Director or consultant who has outstanding an Award granted under the Plan, and includes those former Employees, Directors or consultants who have certain post-termination rights under the terms of an Award granted under the Plan.

          2.22.     “Performance Award” means an Award granted to a Participant, as described in Section 9.

          2.23.     “Performance-Based Exception” means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

          2.24.     “Performance Period” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

          2.25.     “Performance Share” means an Award granted to a Participant, as described in Section 9.

          2.26.     “Performance Unit” means an Award granted to a Participant, as described in Section 9.

          2.27.     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Section 8.

          2.28.     “Plan” means the 2006 Zebra Technologies Corporation Incentive Compensation Plan, as set forth herein.

          2.29.     “Prior Plans” means Zebra Technologies Corporation 1997 Stock Option Plan and the 2002 Non-Employee Director Stock Option Plan.

          2.30.     “Retirement” has the meaning, if any, as set forth in the Award Agreement.

          2.31.     “Restricted Stock” means an Award granted to a Participant pursuant to Section 8.

          2.32.     “Share” or “Shares” means shares of Class A common stock of the Company, par value $.01.

          2.33.     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Section 7.

          2.34.     “Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is at least a majority-owner of all issued and outstanding equity interests or has a controlling interest.

          2.35.     “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

          2.36.     “Non-Tandem SAR”.means an SAR that is granted independently of any Options, as described in Section 7.

Section 3.
Administration

          3.1.        Plan Administration.  The Committee, or any other committee appointed by the Board, shall administer the Plan.  The Committee or other committee appointed to administer the Plan shall consist of not less than two Directors who are both non-Employee Directors of the Company, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulations §1.162-27; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to a Named Executive Officer, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception.  The Board may, from time to time, remove members from, or add members to, the Committee.  Any vacancies on the Committee shall be filled by members of the Board.  The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards to non-Employee Directors.  However, the Board shall not have exclusive authority with respect to other aspects of non-Employee Director Awards.

          If and to the extent that no committee exists that has the authority to administer the Plan, the Board shall administer the Plan.  Acts of a majority of the Committee (or the Board, if applicable) at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee (or the Board, as the case may be), shall be valid acts of the Committee (or the Board, as the case may be).

          3.2.       Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors, and consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to Section 16.  Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan.  The Committee’s determinations, interpretations and actions under the Plan may be taken or made selectively with respect to a Participant or beneficiary, and need not be uniform among Employees, Directors, consultants and their beneficiaries.  As permitted by law, the Committee may delegate the authority granted to it herein.

          3.3.       Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Section 4
Shares Subject to the Plan and Maximum Awards

          4.1.     Shares Available for Awards.

             (a)  The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company.  The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed 5,500,000 Shares, subject to adjustment as provided in Section 4.3.  The number of Shares reserved for issuance under this

Plan as set forth above shall include all reserved but unissued shares under the Prior Plans, and no additional awards shall be granted under the Prior Plans.

             (b) Upon:

(i)	a payout of a SAR, Non-Tandem SAR, Tandem SAR, or Restricted Stock award in the form of cash;

(ii)

a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award, or any award granted under either of the Prior Plans; or

(iii)

payment of an Option Price and/or payment of any taxes arising upon exercise of an Option or payout of any Award, or any award granted under either of the Prior Plans, with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout, the number of Shares underlying any such Award (or Prior Plan award) that were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan.  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

          4.2.     Individual Participant Limitations.  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

             (a) Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock, Performance Units and Performance Shares to be paid out in Shares) that may be granted in any one fiscal year to a Participant shall be 500,000.

             (b) The maximum aggregate cash payout (including Performance Awards, Performance Units and Performance Shares paid out in cash) with respect to Awards granted in any one fiscal year that may be made to any Participant shall be $8,000,000.

          4.3.     Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number by rounding any fractional Share to the nearest whole Share.

Section 5.
Eligibility and Participation

          5.1.     Eligibility.  Persons eligible to participate in the Plan include current and future Employees (including officers), Directors and consultants of the Company and its Subsidiaries, as determined by the Committee, including Employees who reside in countries other than the United States of America.

          5.2.     Participation.  Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Employees, Directors and consultants of the Company and any Subsidiary to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

Section 6.
Stock Options

          6.1.     Grant of Options and Award Agreement.

             (a)  Option Grant.  Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee, in its sole discretion.  The Committee may grant either Nonqualified Stock Options or Incentive Stock Options, and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Section 4.  Each Option grant shall be evidenced by a resolution of the Committee approving the Option grant.

             (b)  Award Agreement.  The Company and each Participant to whom an Option is granted shall execute an Award Agreement, effective as of the grant date, which shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.  The Award Agreement shall also specify whether the Option is to be treated as an ISO within the meaning of Code Section 422.  If such Option is not designated as an ISO, such Option shall be deemed a NQSO.  No ISO may be granted to a consultant or other independent contractor, or to any person more than 10 years after the Effective Date of the Plan.

          6.2.     Option Price.  The Committee shall designate the Option Price for each Share subject to an Option under the Plan, provided that such Option Price shall not be less than 100% of the Fair Market Value of Shares subject to an Option on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3.  With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

          6.3.     Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, but in no event shall be exercisable later than the 10th anniversary of the grant date.  Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

          6.4.     Exercise of Options.  Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, and shall be set forth in the applicable Award Agreement.  Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed $100,000.  Any ISOs that become exercisable in excess of such amount shall be deemed NQSOs to the extent of such excess.  If the Award Agreement does not specify the time or times at which the Option shall first become exercisable, such an Option shall become exercisable by the Participant (i) to a maximum cumulative extent of one-third of the Shares (rounded down to the nearest whole) covered by the Option on the first anniversary of the grant date, and (ii) to a maximum cumulative extent of two-thirds of the Shares (rounded down to the nearest whole) covered by the Option on the second anniversary of the grant date, and (iii) to a maximum cumulative extent of 100% of the Shares covered by the Option on the third anniversary of the grant date.

          6.5.     Payment.  Options granted under this Section 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The Option Price upon exercise of any Option shall be payable to the Company in full either:

(a)	in cash or its equivalent,

(b)

by tendering previously acquired Shares that have been held for at least six months (or such longer period to avoid a charge to earnings for financial reporting purpose) and having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

(c)	a combination (i) and (ii).

In addition, payment of the Option Price may be payable by one or more of the following methods either upon written consent from the Committee or if one or more of the following methods will not result in a charge to earnings for financial reporting purposes:

(d)	by withholding Shares that otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price,

(e)	by tendering other Awards payable under the Plan, or

(f)

by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of shares having a Fair Market Value equal to the purchase price.

 As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

          6.6.     Termination of Employment, Service as a Director, or Consulting Arrangement.  The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the Option or Options following termination of his or her employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries.  Such provisions need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

          (a)  Retirement, Death or Disability.  In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company and/or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the Option is not exercisable, all Shares covered by his or her Options shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) 12 months after the date of such termination.  In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

          (b)  Termination for Cause.  In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company and/or any Subsidiary terminates for Cause, all Options granted to such Participant shall expire immediately and all rights to purchase Shares (vested or nonvested) under the Options shall cease upon such termination.

          (c)  Other Termination. In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company terminates for any reason other than Retirement, death, Disability, or for Cause, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of (i) the remainder of the term of the Option, or (ii) 90 days after the date of such termination.  Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be forfeited.  Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 6.6(c), unless otherwise provided in the Award Agreement.

          6.7.     Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          6.8.     Nontransferability of Options.

             (a)  Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

             (b)  Nonqualified Stock Options.  Except as otherwise provided in a Participant’s Award Agreement, or as provided by the Committee, no NQSO granted under this Section 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Section 6 shall be exercisable during his or her lifetime only by such Participant.

Section 7.
Stock Appreciation Rights

          7.1.     Grant of SARs and Award Agreement.

             (a)  SAR Grant.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  The Committee shall designate, at the time of grant, the grant price of a Non-Tandem SAR, which grant price shall be at least equal to the Fair Market Value of a Share on the grant date of the SAR.  Grant prices of SARs shall not subsequently be changed by the Committee, except pursuant to Section 4.3.

             (b)  Award Agreement.  The Company and each Participant to whom a SAR is granted shall execute an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

          7.2.     Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not extend beyond the 10th anniversary of the grant date.

          7.3.     Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.  Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercise; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

          7.4.     Exercise of Non-Tandem SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

          7.5.     Payment of SAR Amount.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

             (a)  The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

             (b)  The number of Shares with respect to which the SAR is exercised.

          At the sole discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

          7.6.     Termination of Employment, Service as a Director, or Consulting Arrangement.  The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the SAR or SARs following termination of his or her employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries.  Such provisions need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

             (a)  Retirement, Death or Disability.  In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company and/or any Subsidiary terminates by reason of Retirement, death or Disability, to the extent that the SARs are not exercisable, all of his or her SARs shall immediately become fully vested and exercisable and shall remain exercisable until the earlier of (i) the remainder of the term of the SAR, or (ii) 12 months after the date of such termination.  In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the SAR.

             (b)  Termination for Cause.  In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company and/or any Subsidiary terminates for Cause, all SARs shall expire immediately and all rights thereunder shall cease upon such termination.

             (c)  Other Termination.  In the event that a Participant’s employment, service as a Director or consulting arrangement with the Company terminates for any reason other than Retirement, death, Disability or for Cause, all then vested and exercisable SARs shall remain exercisable from the date of such termination until the earlier of (i) the remainder of the term of the SAR, or (ii) 90 days after the date of such termination.  Such SARs shall only be exercisable to the extent they were exercisable as of such termination date and all unvested SARs shall be forfeited.  Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 7.6(c), unless otherwise provided in the Award Agreement.

          7.7.     Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Section 8.
Restricted Stock

          8.1.     Grant of Restricted Stock and Award Agreement.

             (a)  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

             (b)  Award Agreement.  The Company and each Participant to whom an award of Restricted Stock is granted shall execute an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine pursuant to Section 8.3 or otherwise, and which shall not be inconsistent with the terms and provisions of the Plan.  If no Period of Restriction is set forth in the Award Agreement, the transfer and any other restrictions shall lapse (i) to a maximum cumulative extent of one-third of the Shares (rounded to the nearest whole) covered by the Restricted Stock Award on the first anniversary of the grant date, (ii) to a maximum cumulative extent of two-thirds of the Shares (rounded to the nearest whole) covered by the Restricted Stock Award on the second anniversary of the grant date, and (iii) to a maximum cumulative extent of 100% of the Shares covered by the Restricted Stock Award on the third anniversary of the grant date.

          8.2.     Transferability.  Except as provided in this Section 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

          8.3.     Other Restrictions.  Subject to Section 10 herein, the Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales restrictions under applicable shareholder agreements or similar agreements, and/or restrictions under applicable federal or state securities laws.  The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

          Except as otherwise provided in this Section 8 or in any Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

          8.4.     Voting Rights.  Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

          8.5.     Dividends and Other Distributions.  Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.  Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.  In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

          8.6.     Termination of Employment, Service as a Director, or Consulting Arrangement.  The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries.  Such provisions need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment including; but not limited to, termination of employment for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of Retirement, death or Disability, the vesting of Shares of Restricted Stock that qualify for the Performance-Based Exception and that are held by Named Executive Officers shall not occur before the time they otherwise would have, but for the employment termination.  Subject to Section 15, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

             (a)  Retirement, Death or Disability.  Unless the Award qualifies for the Performance-Based Exception, in the event that each of a Participant’s employment, service as a Director, and consulting arrangement with the Company and/or its Subsidiaries is terminated due to Retirement, death or Disability, all Shares of Restricted Stock of such Participant shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

             (b)  Other Termination.  In the event that a Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries is terminated for any reason other than Retirement, death or Disability, all Shares of Restricted Stock that are unvested at the date of termination shall be forfeited to the Company.  Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 8.6(b), unless otherwise provided in the Award Agreement.

Section 9.
Performance Awards, Performance Units and Performance Shares

          9.1.     Grant of Performance Awards/Units/Shares and Award Agreement.

             (a)  Grant of Performance Awards/Units/Shares.  Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Agreement.  Subject to the terms of the Plan, Performance Awards may be granted to Participants in such amounts, subject to such performance goals, and upon such terms, and at any time and from time to time, as shall be determined by the Committee, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Agreement.

             (b)  Award Agreement.  The Company and each Participant to whom Performance Awards, Performance Units and/or Performance Shares is granted shall execute an Award Agreement that shall specify the initial value of the Award, the performance goals and the Performance Period, as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.  The performance goals for any Performance Award to a Participant shall satisfy the requirements of Article 10.

          9.2.     Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the grant date.  The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met will determine the number and/or value of Performance Units and/or Performance Shares that will be paid out to the Participant.  For purposes of this Section 9, the time period during which the performance goals must be met shall be called a Performance Period.

          9.3.     Earning of Performance Units/Shares.  Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive payout on the number and value of Performance Units and/or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

          9.4.     Form and Timing of Payment of Performance Awards/Units/Shares.  Except as provided below, payment of the amount earned under a Performance Award, and/or earned Performance Units and/or Performance Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and/or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units and/or Performance Shares at the close of the applicable Performance Period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

          At the time of grant, the Committee, at its sole discretion and in accordance with terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise earned Performance Unit and/or Performance Share Award.

          At the sole discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.6 herein).  In addition, Participants may, at the sole discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

          9.5.     Termination of Employment, Service as a Director or Consulting Arrangement.  The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which the Participant shall have the right to receive payment for Performance Awards, Performance Units and/or Performance Shares following termination of the Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries.  Such provisions need not be uniform among all Performance Awards, Performance Units and/or Performance Shares granted pursuant to the Plan, and may reflect distinctions based on the reasons for such termination including; but not limited to, termination for Cause or Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

             (a)  Retirement, Death or Disability.  Subject to Section 15, in the event that a Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries is terminated during a Performance Period due to Retirement, death or Disability, the Participant shall receive a prorated payout of the Performance Awards, Performance Units and/or Performance Shares, unless the Committee determines otherwise.  The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units and/or Performance Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals.  Unless the Committee determines otherwise in the event of a termination due to Retirement, death or Disability, payment of earned Performance Units and/or Performance Shares shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

             (b)  Other Termination.  In the event that a Participant’s employment, service as a Director, or consulting arrangement with the Company and/or its Subsidiaries is terminated during a Performance Period for any reason other than Retirement, death or Disability, all Performance Awards, Performance Units and/or Performance Shares shall be forfeited by the Participant to the Company.  Conversion of a Participant’s employment relationship to a consulting arrangement, or vice versa, shall be treated as a termination of employment or as a consultant, as applicable, for purposes of this Section 9.5(b), unless otherwise provided in the Award Agreement.

          9.6.     Nontransferability.  Except as otherwise provided in a Participant’s Award Agreement, Performance Awards, Performance Units and/or Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Section 10.
Performance Measures

          Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing, shall be objectively measurable and shall be stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company’s business; or any combination thereof.  In addition, performance goals may be based on one or more business criteria, one or more business units or divisions of the Company or the applicable sector, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies.  A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).  As determined in the sole discretion of the Committee, the performance goals for any Performance Period may be measured on an absolute basis or in relation to a peer group or an index.

          For each Award designed to qualify for the Performance-Based Exception, the Committee shall establish and set forth in the Award the applicable performance goals for that Award no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the Award to qualify for the Performance-Based Exception.

          The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied.  The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).

          In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and, thus, which use performance measures other than those specified above.

Section 11.
Award Forfeitures

          An Award granted hereunder shall be subject to forfeiture conditions, if any, determined by the Compensation Committee and specified in the Award Agreement at the time of grant to which the Participant, by accepting an Award hereunder, agrees.  The Committee may, in its sole discretion, waive in whole or in part the Company’s right to forfeiture, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company.  The Committee, in its sole discretion, may require a Participant, as a condition to his or her exercise of an Award or the settlement of an Award, to acknowledge in writing that he or she has not engaged, and is not in the process of engaging, in any proscribed activities.

Section 12.
Beneficiary Designation

          Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 13.
Deferrals; Compliance with Section 409A

          13.1.     Deferrals.  The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares/Awards.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, subject to the following:

             (a)  A deferral election may be made only at one of the following two times:

(i)

In the case of an Award that cannot vest (other than by reason of Retirement, death, Disability or a Change in Control) earlier than the first anniversary of the date of grant, not later than the earlier of thirty days after the date of grant or one year prior to the earliest date on which the Award may vest.

(ii)

In the case of an Award that is subject to a Performance Period of not less than one year, and the vesting of which is subject to the attainment of Performance Criteria that are established within the first 90 days of the Performance Period and that are not substantially certain of being achieved at the time of grant, not later than six months prior to the end of the Performance Period.

             (b)  A deferral election shall state the time and manner of payment.  Payment must either be on a specified date, at the time of the Participant’s separation from service with the Company and its Subsidiaries as defined in Internal Revenue Service (“IRS”) Proposed Regulations §1.409A-1(h), death, or Disability, or upon the occurrence of a Change in Control that also meets the requirements of IRS Proposed Regulations §1.409A-3(g)(5).  Notwithstanding the foregoing:

(i)

An amount payable by reason of a separation from service to an Employee who is a “key employee” of the Company, as defined in IRS Proposed Regulations §1.409A-1(i), shall not be paid until six months after the separation from service, and any portion of such amount that would otherwise be payable during such six month period shall be paid instead at the end of such period.

(ii)

Any payment that the Company reasonably determines will violate a term of a loan agreement to which the Company is a party, or other similar contract to which the Company is a party, and such violation will cause material harm to the Company shall be deferred until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation, or such violation will not cause material harm to the Company.

(iii)

Any payment that the Company reasonably anticipates will violate federal securities laws or other applicable law will be deferred until the earliest date at which the Company reasonably anticipates that the making of the payment will not cause such violation.

(iv)

The Committee may permit Participants to elect to further defer payments, provided that any such election is made not less than one year prior to the date on which the payment would otherwise be made, and that the deferral is for a period of at least five years.

             (c)  No payment that a Participant has elected to defer pursuant to this Section 13.1 may be paid at any earlier date, except in accordance with procedures adopted by the Committee in compliance with Code Section 409A.

          13.2.     Compliance with Section 409A.  The provisions of this Plan, including but not limited to this Section 13, are intended to comply with the restrictions of Code Section 409A to the extent applicable, including any final regulations issued pursuant thereto, and the Committee reserves the right to amend any provision of this Plan, or any outstanding Award, to the extent necessary to comply with Code Section 409A.

Section 14.
Rights and Obligations of Parties

          14.1.     No Guarantee of Employment or Service Rights.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with the Company or any Subsidiary.

          For purposes of the Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.  Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof.  Except as otherwise provided in an Award Agreement, conversion of a Participant’s employment relationship to a consulting arrangement shall not result in termination of previously granted Awards.

          14.2.     Participation.  No Employee, Director or consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

          14.3.     Right of Setoff.  The Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff.  By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.

          14.4.     Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing before the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

          14.5.     Disqualifying Disposition Notification.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

Section 15.
Change in Control

(a)  Unless otherwise specified in a Participant’s Award Agreement or specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(b) Any and all Options and SARs granted hereunder shall vest (to the extent not already vested) and shall become immediately exercisable and shall remain exercisable throughout their entire term;

(c) Any Period of Restriction and other restrictions imposed on Restricted Shares shall lapse; and

(d)  Unless otherwise specified in a Participant’s Award Agreement, the maximum payout opportunities attainable under all outstanding Awards of Performance Units, Performance Shares and Performance Awards shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control.  The vesting of all such Awards shall be accelerated as of the effective date of the Change in Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within 30 days following the effective date of the Change in Control the maximum of payout opportunities associated with such outstanding Awards.

Section 16.
Amendment, Modification, and Termination

          16.1.     Amendment, Modification, and Termination.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.  The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

          16.2.     Awards Previously Granted.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Section 17.
Withholding

          17.1.     Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

          17.2.     Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 18.
Successors

          All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

Section 19.
Miscellaneous

          19.1.     Unfunded Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          19.2.     Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

          19.3.     Compliance with Code Section 162(m).  The Company intends that Options, SARs and other Awards granted to Named Executive Officers shall satisfy the requirements of the Performance-Based Exception, unless otherwise determined by the Committee when the Award is granted.  Accordingly, the terms of Sections 4.2, 6, 7, 8, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Named Executive Officer with respect to a fiscal year that has not yet been completed, the term Named Executive Officer as used herein shall mean only a person designated by the Committee as likely to be a Named Executive Officer with respect to a specified fiscal year.  If any provision of the Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.  Payment of any amount that the Company reasonably determines would not be deductible by reason of Code §162(m) shall be deferred until the earlier of the earliest date on which the Company reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

          19.4.     Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions, applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States.  An Award may be modified under this Section 19.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

          19.5.     Gender and Number; Headings.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.  Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

          19.6.     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          19.7.     Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          19.8.     Securities Law Compliance.  With respect to “insiders,” transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  An “insider” includes any individual who is, on the relevant date, an officer, Director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

          19.9.     Governing Law.  To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

               WHEREAS, the Company has adopted this Plan effective as of May 9, 2006.

___________________	By:
Date
Its:

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3	Please	☐
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

1. Election of Directors:
	FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN

To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later-dated proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 9, 2006 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

01- Ross W. Manire 02- Dr. Robert J. Potter	☐	☐	☐	2.	Proposal to approve the 2006 Zebra Technologies Corporation Incentive Compensation Plan	☐	☐	☐

						FOR	AGAINST	ABSTAIN
				3.	Proposal to ratify Ernst & Young LLP as Independent Auditors	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” the nominees for director, “for” the proposal to approve the Zebra Technologies Corporation Incentive Compensation Plan, “for” the proposal to ratify Ernst & Young LLP as the auditors, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Except nominee written above)

(Instructions: To withhold authority to vote for an indicated nominee, write the number of the nominee on the line above.)

Signature(s)	Date

NOTE: Please sign exactly as name appears above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Please sign, date and return this proxy card promptly using the enclosed envelope.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.proxyvoting.com/zbra		1-800-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

ZEBRA TECHNOLOGIES CORPORATION
Revocable Proxy

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZEBRA TECHNOLOGIES CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2006, AND AT ANY ADJOURNMENT THEREOF.

          The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation (the “Company”), hereby appoints Edward L. Kaplan, Gerhard Cless, and Noel Elfant as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the Hilton Northbrook, 2855 N. Milwaukee Avenue, Northbrook, Illinois, on Tuesday, May 9, 2006, at 10:30 a.m., Central Time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE